Exhibit 3.2

 FRANCISCO V. AGUILAR  Secretary of State  401 North Carson Street  Carson City, Nevada 89701-4201 (775) 684-5708  Website: www.nvsos.gov  Profit Corporation:  Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)  Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)  Officer's Statement (PURSUANT TO NRS 80.030)  TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT  1. Entity information:  Name of entity as on file with the Nevada Secretary of State:  Strive, Inc.  Entity or Nevada Business Identification Number (NVID): E21638682022-8  2. Restated or Amended and Restated Articles: (Select one)  (If amending and restating only, complete section 1,2 3, 5 and 6)  Certificate to Accompany Restated Articles or Amended and Restated Articles  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.  Amended and Restated Articles  * Restated or Amended and Restated Articles must be included with this filing type.  3. Type of Amendment Filing Being Completed: (Select only one box)  (If amending, complete section 1, 3, 5 and 6.)  Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)  The undersigned declare that they constitute at least two-thirds of the  following: (Check only one box) incorporators board of directors  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued  Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may  be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority  Or No action by stockholders is required, name change only.  Officer's Statement (foreign qualified entities only) -  Name in home state, if using a modified name in Nevada:  Jurisdiction of formation:  Changes to takes the following effect:  The entity name has been amended. Dissolution  The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes)  * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.  This form must be accompanied by appropriate fees.  Page 1 of 2  Revised: 9/1/2023

 FRANCISCO V. AGUILAR  Secretary of State  401 North Carson Street  Carson City, Nevada 89701-4201 (775) 684-5708  Website: www.nvsos.gov  4  5  c  6  (  Profit Corporation:  Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)  Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)  Officer's Statement (PURSUANT TO NRS 80.030)  . Effective Date and  Time: (Optional)  Date: Time:  (must not be later than 90 days after the certificate is filed)  . Information Being Changed: (Domestic orporations only)  Changes to takes the following effect:  The entity name has been amended.  The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)  The purpose of the entity has been amended. The authorized shares have been amended.  The directors, managers or general partners have been amended. IRS tax language has been added.  Articles have been added. Articles have been deleted. Other.  The articles have been amended as follows: (provide article numbers, if available) Section 2 of Article 5 of the Amended and Restated Articles of Strive, Inc. is amended as set forth in the space below.  (attach additional page(s) if necessary)  . Signature:  Required)  X   Signature of Officer or Authorized Signer Title  X   Signature of Officer or Authorized Signer Title  *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.  Please include any required or optional information in space below:  (attach additional page(s) if necessary)  Section 2 of Article 5 of the Amended and Restated Articles of Incorporation of Strive, Inc. is hereby  amended to read in its entirety as follows:  "Size of Board; Committees. Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the Board of Directors shall consist of not less than five directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The Board of Directors will have three standing committees, including an audit committee, a compensation committee and a nominating and governance committee."  This form must be accompanied by appropriate fees.  Page 2 of 2  Revised: 9/1/2023